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                                                                    EXHIBIT 23.4

            [LETTERHEAD OF A.G. EDWARDS & SONS, INC. APPEARS HERE]



                                        October 22, 1998



PERSONAL AND CONFIDENTIAL

Star Gas Partners, L.P.
2187 Atlantic Street
P.O. Box 120011
Stamford, CT  06912-0011

Re: Registration Statement of Star Gas Partners, L.P. (the "Partnership") for the Partnership and Petroleum Heat and Power Co., Inc. ("Petro") Joint Proxy Statement and the Partnership Prospectus (the "Proxy Statement") relating to the proposed acquisition by the Partnership of Petro, and certain related transactions (as defined in such Proxy Statement) dated as of October 22, 1998.

Gentlemen:

     Reference is made to our opinion letter dated October 16, 1998 with respect to the fairness, from a financial point of view, of the Transaction (as defined in such opinion) to the public common unitholders of the Partnership.

     The foregoing opinion letter is provided for the information and assistance of the Special Committee of the Board of Directors of Star Gas Corporation in connection with its consideration of the Transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Partnership has determined to include our opinion in the above-referenced Registration Statement.

     In that regard, we hereby consent to the reference to the opinion of our Firm and to the inclusion of the foregoing opinion in the Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ A.G. Edwards & Sons, Inc.

                                        A.G. EDWARDS & SONS, INC.